Exhibit 10.17

AMENDMENT TO EXCLUSIVE (EQUITY) AGREEMENT

This AMENDMENT TO THE EXCLUSIVE (EQUITY) AGREEMENT (the “Amendment”) is effective as of May 24, 2018 (the “Amendment Effective Date”) by and between ATRECA, INC., a Delaware corporation, located at 500 Saginaw Drive, Redwood City, California 94063-4750 (“Atreca”), and THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, an institution of higher education having powers under the laws of the State of California (“Stanford”).

RECITALS

A.                                    Atreca and Stanford are parties to that certain Exclusive (Equity) Agreement, dated June 28, 2012 (the “Agreement”), pursuant to which Stanford granted Atreca a license to certain patents relating to an invention entitled “Efficient isolation of human immunoglobulin genes,” and further described in Stanford Docket S10-409.

B.                                    The parties now desire to extend the term of the exclusive license for the research kits and reagents and the term for completing certain diligence milestones under the Agreement.

C.                                    Accordingly, the parties wish to amend the Agreement, in accordance with Section 19.3 thereof.

NOW, THEREFORE, the parties agree as follows:

1.                                      AMENDMENT OF THE AGREEMENT

The parties hereby agree to amend the terms of the Agreement as provided below, effective as of the Amendment Effective Date.  Where the Agreement is not explicitly amended, the terms of the Agreement will remain in force.  Capitalized terms used in this Amendment that are not otherwise defined herein shall have the meanings such terms are given in the Agreement.

1.1                               Section 3.2 of the Agreement is hereby deleted and replaced with the following:

3.2                               Exclusivity.  The license is Exclusive, including the right to Sublicense under Article 4, in the Licensed Field of Use beginning on the Effective Date and ending on:

(A)                               June 28, 2024 for research kits and reagents; and

(B)                               the last to expire of Licensed Patents for the rest of the Licensed Field of Use.

For 3.2 (A), Atreca will have the opportunity to extend such exclusivity on research kits and reagents upon written request by Atreca and acceptance by Stanford. If the exclusivity is not extended, then the license on research kits and reagents will become non-exclusive on June 28, 2024.

1.2                               Appendix A (Milestones) to the Agreement is hereby deleted and replaced with the following:

Appendix A- Milestones

1.              By December 31, 2019, Atreca will initiate a Phase I clinical trial on its first therapeutic product.

2.              By December 31, 2021, Atreca will release to market its first research kit or reagent.

3.              By December 31, 2022, Atreca will complete a first efficacy assessment clinical trial on its first therapeutic product.

4.              By June 30, 2023, Atreca and Stanford will meet and agree upon new milestones to be included in this Appendix A.

1.3                               Stanford hereby acknowledges and agrees that Atreca has met milestones 1-5 on Appendix A of the Agreement.  Stanford hereby waives any failure of Atreca to meet milestones 5-9 on Appendix A by the applicable dates set forth on the Agreement.

2.                                      AMENDMENT OF THE AGREEMENT

2.1                               Full Force and Effect.  This Amendment amends the terms of the Agreement and is deemed incorporated into the Agreement.  The provisions of the Agreement, as amended by this Amendment, remain in full force and effect.

2.2                               Entire Agreement.  The Agreement and this Amendment constitute the entire agreement, both written and oral, between the parties with respect to the subject matter hereof, and any and all prior agreements with respect to the subject matter hereof, either written or oral, expressed or implied, are superseded hereby, merged and canceled, and are null and void and of no effect.

2.3                               Counterparts. This Amendment may be executed in one or more counterparts, each of which will be an original and all of which together will constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

ATRECA, INC.		THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

By:	/s/ Paulette Dillon	By:	/s/ Mona Wan

Name: Paulette Dillon		Name: Mona Wan

Title: SVP of Corporate Development		Title: Associate Director